UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Five American Lane, Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 976-6951

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

As previously announced, in connection with the planned spin-off (the “Spin-off”) of the tech-enabled brokerage platform of XPO Logistics, Inc. (the “Company”), Mr. Bradley S. Jacobs, the chairman and chief executive officer of the Company, will become the executive chairman of the Company’s board of directors (the “Board”) and cease to serve as the Company’s chief executive officer. On September 13, 2022, the Company entered into a new employment agreement (the “Employment Agreement”) with Mr. Jacobs, which will replace Mr. Jacobs’ current employment agreement with the Company. The principal terms of the Employment Agreement are described below.

Term. The Employment Agreement provides for a five-year term, commencing on the earlier of (i) the effective date of the Spin-off, or (ii) January 1, 2023.

Position; Reporting. Under the Employment Agreement, Mr. Jacobs will serve as the executive chairman of the Board, reporting to the Board.

Salary; Target Annual Bonus. The Employment Agreement provides that Mr. Jacobs’ annual base salary will be $600,000, and that his target annual bonus will be 150% of his base salary (provided that his target annual bonus for the 2022 fiscal year shall be determined in accordance with Mr. Jacobs’ employment agreement in effect on the date hereof).

Long-Term Incentive Awards. Under the Employment Agreement, Mr. Jacobs will be eligible to receive long-term incentive compensation awards, whether cash-based or equity-based or both, periodically throughout the term of his employment, with an annual target value of $5,000,000.

Termination Events. The Employment Agreement provides that the Company may terminate Mr. Jacobs’ employment during the term of his employment with or without cause. Mr. Jacobs may terminate his employment for good reason, and otherwise upon 30 days’ prior written notice to the Company (in the event of the latter, subject to the terms of the Company’s organizational documents, Mr. Jacobs shall have the right to determine in his discretion whether he will continue to serve as non-executive chairman of the Board). The post-termination payments and benefits described below are subject to and conditioned upon Mr. Jacobs (i) signing an irrevocable mutual waiver and general release and (ii) complying with the restrictive covenants contained in the Employment Agreement.

Non-CIC Termination. In the event of a termination by reason of Mr. Jacobs’ death or in the event that either prior to a change of control of the Company or more than two years after a change of control of the Company occurs, the Company terminates Mr. Jacobs’ employment without cause or Mr. Jacobs resigns due to certain events of good reason described in the Employment Agreement, Mr. Jacobs will be entitled to receive:

•	Except in the event of a termination by reason of Mr. Jacobs’ death, medical and dental coverage for a period of twelve months from the date of termination, or, if earlier, until Mr. Jacobs begins to receive medical or dental coverage, as applicable, in connection with other employment; and
•	Accelerated vesting of all equity-based or other long-term incentive compensation awards then outstanding.

In the event that Mr. Jacobs’ employment is terminated due to disability, Mr. Jacobs shall become vested in a pro-rata portion of all outstanding equity-based or other long-term incentive compensation awards granted to him on or after the effective date of the Employment Agreement, subject to Mr. Jacobs’ continued compliance with the terms and conditions of the Employment Agreement. In the event that Mr. Jacobs’ employment is terminated by the Company by mutual agreement between the Company and Mr. Jacobs, Mr. Jacobs shall become fully vested in all of his outstanding equity-based or other long-term incentive compensation awards, subject to Mr. Jacobs' continued compliance with the terms and conditions of the Employment Agreement.

CIC Termination. In the event that upon or within the two-year period following a change of control of the Company, Mr. Jacobs’ employment is terminated by the Company without cause or he resigns due to certain events of good reason described in the Employment Agreement, Mr. Jacobs will receive:

•	A pro rata target bonus for the year of termination;
•	Medical and dental coverage for a period of twenty-four months from the date of termination; and
•	Accelerated vesting of all equity-based or other long-term incentive compensation awards then outstanding.

In the event that any benefits due or amounts payable to Mr. Jacobs in connection with a change of control of the Company constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if it would be more favorable to Mr. Jacobs on a net after-tax basis. Mr. Jacobs is not entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.

Clawbacks. Under the Employment Agreement, in the event the Company terminates Mr. Jacobs’ employment for cause or if Mr. Jacobs violates the restrictive covenants in the Employment Agreement, Mr. Jacobs’ long-term incentive compensation may be subject to certain forfeiture and clawback provisions. In addition, if Mr. Jacobs engages in fraud or willful misconduct that contributes materially to any financial restatement or material loss to the Company or any of its affiliates, then Mr. Jacobs’ long-term incentive compensation and annual bonus payments are subject to certain forfeiture and clawback provisions.

Restrictive Covenants. Under the Employment Agreement, Mr. Jacobs is generally subject to the following restrictive covenants: employee and customer non-solicitation covenants during his employment and for a period of two years thereafter; confidentiality and mutual non-disparagement covenants during his employment and thereafter; and non-competition covenants during his employment and for a period of three years thereafter (the “Non-Compete Period”), provided that the Company will have the right to extend the Non-Compete Period for up to twelve additional months (the “Extended Non-Compete Period”).

Post-Termination Payments. If Mr. Jacobs’ employment is terminated for any reason other than death, by the Company for cause, by voluntary resignation prior to or more than two years following a change of control other than pursuant to certain events constituting good reason, or by voluntary resignation upon or during the two years following a change of control other than for good reason, Mr. Jacobs shall be entitled to receive, for each year of the Non-Compete Period, an additional payment in an amount equal to one (1) times the sum of (i) Mr. Jacobs’ initial base salary under the Employment Agreement (or, if greater, his base salary as in effect on the date of termination), and (ii) Mr. Jacobs’ initial target bonus under the Employment Agreement (or, if greater, his target bonus as in effect on the date of termination) (the “Annual Non-Compete Payment”).

Additionally, Mr. Jacobs will be entitled to an additional payment in an amount equal to one-twelfth of the Annual Non-Compete Payment for each month of any Extended Non-Compete Period, provided that any such amount will be reduced on a dollar-for-dollar basis by any monies that Mr. Jacobs earns from working for another company during the Extended Non-Compete Period.

The foregoing summary of certain terms and conditions of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2022 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2022	XPO LOGISTICS, INC.

	By:	/s/ Christopher J. Signorello
Christopher J. Signorello
Chief Compliance Officer and Deputy General Counsel